UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)
+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 24, 2021, LiqTech International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to issue and sell a $15.0 million principal amount Senior Convertible Note due 2023 (the “Note”) and an aggregate of 80,000 shares (the “Shares” and, together with the Note, the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $15.0 million upon the satisfaction of the closing conditions set forth in the Purchase Agreement (the “Closing”). The Purchase Agreement provides that the net proceeds from the sale of the Securities shall be used for general corporate purposes, including working capital and potential acquisitions. The Purchase Agreement contains customary representations and warranties, including representations from the Investor regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its organization, authorization to enter into the transaction, indebtedness, ability to conduct its business, capitalization, absence of conflicts, compliance with law and financial statements, among other things. The Purchase Agreement also provides that the Company shall indemnify the Investor for all losses or damages arising out of any breach of any representation, warranty or covenant of the Purchase Agreement by the Company and any third party suits brought against the Investor arising out of the Purchase Agreement and related transactions. The Purchase Agreement includes customary covenants that require the Company to, among other things:

·	timely file all reports required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
·	to secure listing the shares of Common Stock issuable pursuant to the terms of the Note (the “Conversion Shares”) and the Shares on the Nasdaq Capital Market;
·
not issue any securities for 90 days following Closing, and to not issue certain other securities while the Note remains outstanding, including other senior convertible notes or variable-rate securities;

·	reserve shares of Common Stock for issuance as Conversion Shares and to increase such reserve following the earlier of the Company’s 2021 annual meeting or November 1, 2021; and
·	obtain stockholder approval of the issuance of the Conversion Shares in 2022 upon request of the Investor or at the Company’s 2022 annual meeting.

Pursuant to the Purchase Agreement, the Company shall be required to register the Securities pursuant to an effective registration statement within 180 days from Closing, and the Purchase Agreement contains customary covenants with respect to such registration rights, as well as certain liquidated damages provisions for failing to comply with the timing obligations for the filing and effectiveness of the registration statement and certain customary indemnification obligations.

Convertible Note

Upon Closing, the Note will be a senior, unsecured obligation of the Company, payable at 112% of the principal amount at maturity on October 1, 2023, or earlier upon redemption or repurchase as set forth in the Note. The Note will be convertible into Conversion Shares, in part or in whole, from time to time, at the election of the Holder. The initial conversion rate will be based on 120% of the average of the volume-weighted average price (“VWAP”) for March 24, 2021 and the five (5) trading days commencing March 26, 2021. The conversion rate is subject to anti-dilution adjustments, and the Note has beneficial ownership limitations such that the Company may not issue Conversion Shares in the event that the Holder would own in excess of 4.99% of the Common Stock following such issuance, or if all such issuances of Conversion Shares under the Note in would in the aggregate equal 20% of the Company’s outstanding Common Stock prior to stockholder approval.

Beginning on March 1, 2022, and on the first day of each calendar month thereafter, at the election of the Investor or other holder of the Note (the “Holder”), the Company shall be required to redeem $840,000 of the amounts due under the Note in cash or Common Stock at 90% of the lesser of (i) the VWAP of the Common Stock on the trading day immediately preceding the payment date and (ii) the average of the lowest three (3) VWAPs over the 10 days preceding the payment date, which shall in no case be less than the floor price of $1.75 per share (the “Market Price”). The Holder or the Company may also elect for the Company to redeem the Notes at a 115% of the principal amount, in cash or in Common Stock as set forth in the Note, if the Company undergoes a fundamental change, as described in the Note. The Note has interest payable quarterly beginning June 1, 2021 at a rate of 5% per annum. The number of shares issuable if the Company elects to pay interest in shares of Common Stock shall be based on the Market Price.

The Note contains customary events of default related to payment, redemption conversion, failure to comply with certain covenants contained in the Note, and upon an event of default, subject to cure periods in certain cases, the interest rate and conversion rate shall be adjusted as set forth in the Note, and the Holder may declare amounts due under the Note immediately due and payable.

There is no material relationship between the Company or its affiliates and the Investor other than in respect of the Purchase Agreement and the Note. The foregoing is only a summary of the Purchase Agreement and the Note and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Purchase Agreement and form of Note which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Securities Purchase Agreement, by and among the Company and HT Investments MA, LLC
10.2	Form of Senior Convertible Note due 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: March 30, 2021	/s/ Claus Toftegaard
Claus Toftegaard
Chief Financial Officer